SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2007
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                             SCHOLASTIC CORPORATION
               (Exact Name of Registrant as Specified in Charter)
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DELAWARE                                000-19860            13-3385513
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)


557 Broadway                                          10012
New York, NY                                          (Zip Code)
(Address of Principal Executive Offices)


                                 (212) 343-6100
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
    (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         In connection with the funding of a $200 million accelerated share repurchase transaction with Deutsche Bank AG, London Branch ("Deutsche") more fully described in Item 8.01 below, Scholastic Corporation (the "Company") intends to borrow up to $200 million in the form of a term loan pursuant to the terms of a new credit agreement, dated as of June 1, 2007, that the Company and its principal operating subsidiary, Scholastic Inc., have entered into with certain banks, JPMorgan Chase Bank, N. A. as administrative agent, and J.P. Morgan Securities Inc. and Banc of America Securities LLC as joint lead arrangers and joint bookrunners (the "Credit Agreement").

         The Credit Agreement consists of the term loan facility and a new unsecured revolving credit facility that replaces its existing revolving credit facilities, which have been terminated by the Company. The Credit Agreement, which expires on June 1, 2012, provides for aggregate borrowings of up to $525 million, consisting of the term loan facility for up to $200 million and a revolving credit facility for up to $325 million. Interest under the two facilities may, at the election of the borrower, be either a base rate (the higher of JPMorgan Chase Bank's prime rate or the Federal Funds Rate plus 0.5% per annum) or an Adjusted LIBO Rate (as defined) plus an applicable margin. The applicable margin ranges from 0.50% per annum to 1.25% per annum depending upon the type of loan under consideration and the Company's then prevailing Consolidated Debt Ratio (as defined). In addition, the Credit Agreement provides for payment of a facility fee calculated on the average daily amount of the revolving facility (used or unused) ranging from 0.125% per annum to 0.25% per annum based upon the Company's then prevailing Consolidated Debt Ratio. The Credit Agreement contains certain financial covenants related to debt and interest coverage ratios (as defined), limitations on the amount of dividends and other distributions, and other limitations on fundamental changes to the Company or its business. The Credit Agreement further provides for customary affirmative covenants (e.g., financial reporting etc.) and events of default.

Item 8.01       Other Information

         On June 1, 2007, the Company entered into an accelerated share repurchase agreement ("ASR") with Deutsche with respect to its Common Stock, par value $.01 per share (the "Common Stock"). Pursuant to this agreement, the Company will pay $200 million to Deutsche in exchange for an estimated 14% of the currently outstanding Common Stock.

         Under the accelerated share repurchase agreement, at the end of a defined averaging period the Company may receive additional shares of Common Stock if the volume weighted average price (VWAP) per share for such period is below the price per share paid by the Company in its initial $200 million purchase from Deutsche , subject to a floor price. The exact number of shares of Common Stock repurchased and price per share to be paid by the Company will be determined by reference to a discount to the VWAP per share of the Common Stock over the averaging period.

         The ASR Agreement contains other terms governing the transaction, including but not limited to the mechanism used to determine the final settlement of the transaction, the settlement method, the circumstances under which Deutsche is permitted to make adjustments to the valuation periods, the circumstances under which the transaction may be terminated prior to its scheduled settlement date and various representations, warranties and covenants made by the Company and Deutsche to one another, including, inter alia, certain representations related to Rule 10b5-1 and intended adherence with the Rule 10b-18 volume and timing guidelines. On June 1, 2007, the Company issued a press release regarding the ASR, which is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(a)   Not applicable

(b)   Not applicable

(c)   Not applicable

(d)   The following exhibit is filed as part of this report:

      Exhibit 99.1 Press Release of Scholastic Corporation dated June 1, 2007.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 1, 2007
                                        SCHOLASTIC CORPORATION
                                        (Registrant)


                                        By: /s/ Maureen O'Connell
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                                            Maureen O'Connell
                                            Executive Vice President, Chief
                                            Financial Officer and Chief
                                            Administrative Officer